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                            [DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Deere & Company and John Deere B.V. on Form S-3 of our report dated November 23, 1999, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Chicago, Illinois


October 3, 2000